PRIVATE EQUITY SUBSCRIPTION AGREEMENT

BY AND AMONG

5G WIRELESS COMMUNICATIONS, INC.

AND

DRH INVESTMENT COMPANY, LLC

Dated as of July __,

2001

Page

ARTICLE ICERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS.

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ARTICLE IIPURCHASE AND SALE OF COMMON STOCK

Section 2.1 INVESTMENTS.

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(a) PUTS.

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(b) PUT CANCELLATION.

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(c) MAXIMUM AMOUNT OF PUTS.

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Section 2.2 MECHANICS OF PUTS.

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(a) PUT NOTICE.

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(b) DATE OF DELIVERY OF PUT NOTICE.

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Section 2.3 CLOSINGS.

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Section 2.4 TERMINATION OF INVESTMENT OBLIGATION.

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Section 2.5 BLACKOUT SHARES.

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Section 2.6 ADDITIONAL SHARES

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. 10

Section 2.7 LIQUIDATED DAMAGES.

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ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Section 3.1 INTENT.

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Section 3.2 SOPHISTICATED INVESTOR.

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Section 3.3 AUTHORITY.

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Section 3.4 NOT AN AFFILIATE.

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Section 3.5 ORGANIZATION AND STANDING.

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Section 3.6 ABSENCE OF CONFLICTS.

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Section 3.7 DISCLOSURE; ACCESS TO INFORMATION.

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Section 3.8 MANNER OF SALE.

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ARTICLE IVREPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1 ORGANIZATION OF THE COMPANY.

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Section 4.2 AUTHORITY.

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Section 4.3 CAPITALIZATION.

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Section 4.4 COMMON STOCK.

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Section 4.5 SEC DOCUMENTS.

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Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES.

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Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO

THIS TRANSACTION.

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Section 4.8 CORPORATE DOCUMENTS.

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Section 4.9 NO CONFLICTS.

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Section 4.10 NO MATERIAL ADVERSE CHANGE.

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Section 4.11 NO UNDISCLOSED LIABILITIES.

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Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES.

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Section 4.13 NO INTEGRATED OFFERING.

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Section 4.14 LITIGATION AND OTHER PROCEEDINGS.

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Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION.

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Section 4.16 MATERIAL NON PUBLIC INFORMATION.

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Section 4.17 LICENSES AND PERMITS.

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Section 4.18 BUSINESS COMBINATIONS AND DISPOSITIONS.

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Section 4.19 NO INSOLVENCY OR BANKRUPTCY.

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ARTICLE VCOVENANTS OF THE INVESTOR

Section 5.1 COMPLIANCE WITH LAW.

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ARTICLE VICOVENANTS OF THE COMPANY

Section 6.1 REGISTRATION RIGHTS. ................................

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Section 6.2 RESERVATION OF COMMON STOCK.

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Section 6.3 LISTING OR QUOTATION OF COMMON STOCK.

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Section 6.4 EXCHANGE ACT REGISTRATION.

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Section 6.5 LEGENDS.

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Section 6.6 CORPORATE EXISTENCE.

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Section 6.7 ADDITIONAL SEC DOCUMENTS.

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Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION;

SUSPENSION OF RIGHT TO EXERCISE A PUT.

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Section 6.9 CONSOLIDATION; MERGER.

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Section 6.10 ISSUANCE OF THE INVESTOR SHARES.

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Section 6.11 REIMBURSEMENT.

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Section 6.12 DILUTION.

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Section 6.13 USE OF PROCEEDS.

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Section 6.14 CERTAIN AGREEMENTS.

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Section 6.15 RIGHT OF FIRST REFUSAL, SPECIAL DILUTION PROTECTION.

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ARTICLE VIICONDITIONS TO DELIVERY OF PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY

TO ISSUE AND SELL COMMON STOCK.

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(a) ACCURACY OF THE INVESTOR'S REPRESENTATION AND WARRANTIES.

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(b) PERFORMANCE BY THE INVESTOR.

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Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO

DELIVER A PUT NOTICE AND THE OBLIGATION OF THE INVESTOR TO PURCHASE PUT

SHARES.

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(a) REGISTRATION OF REGISTRABLE SECURITIES WITH THE SEC. 20

(b) EFFECTIVE REGISTRATION STATEMENT.

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(c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES.

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... 21

(d) PERFORMANCE BY THE COMPANY.

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(e) NO INJUNCTION.

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(f) ADVERSE CHANGES.

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(g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK.

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(h) LEGAL OPINION.

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22

(i) PAYMENT OF FEES.

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22

(j) ADEQUACY OF DISCLOSURE.

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(k) TEN PERCENT LIMITATION.

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(l) NO KNOWLEDGE.

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22

(m) TRADING CUSHION.

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(n) SHAREHOLDER VOTE.

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(o) OTHER.

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Section 7.3 DUE DILIGENCE REVIEW; NON DISCLOSURE OF NON PUBLIC

INFORMATION.

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ARTICLE VIIILEGENDS

Section 8.1 LEGEND.

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Section 8.2 REMOVAL OF LEGENDS.

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Section 8.3 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS.

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Section 8.4 THE INVESTOR'S COMPLIANCE.

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Section 8.5 COVER.

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Section 8.6 DELAY.

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ARTICLE IXNOTICES; INDEMNIFICATION

Section 9.1 NOTICES.

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Section 9.2 INDEMNIFICATION.

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Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS.

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ARTICLE XMISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION.

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Section 10.2 SPECIFIC ENFORCEMENT.

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Section 10.3 ASSIGNMENT.

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Section 10.4 THIRD PARTY BENEFICIARIES.

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Section 10.5 TERMINATION.

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Section 10.6 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER.

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Section 10.7 FEES AND EXPENSES.

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Section 10.8 NO BROKERS.

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Section 10.9 COUNTERPARTS.

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Section 10.10 SURVIVAL; SEVERABILITY.

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31

Section 10.11 FURTHER ASSURANCES.

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31

Section 10.12 NO STRICT CONSTRUCTION.

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Section 10.13 EQUITABLE RELIEF.

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Section 10.14 TITLE AND SUBTITLES.

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Section 10.15 REPORTING ENTITY FOR THE COMMON STOCK.

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Section 10.16 PUBLICITY.

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Section 10.17 JURY TRIAL WAIVER.

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EXHIBITS

EXHIBIT A Registration Rights Agreement

EXHIBIT B Put Notice

EXHIBIT C Opinion

EXHIBIT D Closing Certificate

EXHIBIT E Transfer Agent Instructions

THIS PRIVATE EQUITY SUBSCRIPTION AGREEMENT (the "Agreement"), by and among

DRH INVESTMENT COMPANY, LLC, a Delaware limited liability company (the

"Investor"), and 5G WIRELESS COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Nevada (the "Company") is entered into as of the _____ day of July, 2001.

RECITALS

A. The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company,

up to Ten Million Dollars ($10,000,000) of the Common Stock (as defined below).

B. The Company has requested that certain other investors (the "Debt

Investors") extend credit to the Company in the aggregate amount of $400,000,

pursuant to the terms of a Securities Purchase Agreement of even date herewith and to be evidenced by one or more the Company's 6% Convertible Notes due July

__, 2006 (the "Convertible Notes"), and the Debt Investors have agreed to make such extension of credit on the terms and conditions set forth therein.

C. Such investments will be made in reliance upon the provisions of

Section 4(2) ("Section 4(2)") of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"),

and/or upon such other exemption from the registration requirements of the

Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the

following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"ADDITIONAL SHARES" shall have the meaning specified in Section 2.6.

"AGREEMENT" shall have the meaning specified in the preamble hereof.

"ARTICLES OF INCORPORATION" shall have the meaning specified in Section 4.8.

"BID PRICE" shall mean the closing bid price per share of the Common Stock on the Principal Market.

"BLACKOUT NOTICE" shall have the meaning specified in the Registration Rights

Agreement.

"BLACKOUT SHARES" shall have the meaning specified in Section 2.5.

"BUSINESS DAY" means any day that is not a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

"BY LAWS" shall have the meaning specified in Section 4.8.

"CLOSING" shall mean one of the closings of a purchase and sale of shares of

Common Stock pursuant to Section 2.1 or the issuance of shares of Common Stock pursuant to or Sections 2.5, 2.6 or 10.7, as the case may be.

"CLOSING CERTIFICATE" shall mean the certificate required pursuant to Section

7.2(o) of this Agreement, substantially in the form and substance of Exhibit

D.

"CLOSING DATE" shall mean, with respect to a Closing for Put Shares, the third

(3rd) Business Day following the last Trading Day of the Draw Down Pricing

Period related to such Closing, or such earlier date as the Company and the

Investor shall agree, provided all conditions to such Closing have been satisfied on or before such Closing.

"COMMITMENT FEE SHARES" shall mean the shares of the Company's Common Stock issuable to The May Davis Group, Inc. pursuant to the Finder's Agreement.

"COMMITMENT PERIOD" shall mean the period commencing on the earlier to occur of (a) the Effective Date or (b) such earlier date as the Company and the

Investor shall agree, and expiring on the earlier to occur of (i) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate of all Investment Amounts equal to the Maximum Commitment

Amount, (ii) the date this Agreement is terminated pursuant to Section 2.4,

(iii) the date occurring thirty-six (36) months from the date of commencement of the Commitment Period or (iv) the date occurring forty-two (42) months from the Subscription Date.

"COMMON STOCK" shall mean the Company's common stock, $0.001 par value per share, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

"COMMON STOCK EQUIVALENTS" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

"COMPANY" shall have the meaning specified in the preamble to this Agreement.

"CONDITION SATISFACTION DATE" shall have the meaning specified in Section 7.2.

"CONVERTIBLE NOTE" shall have the meaning specified in the Recitals of this

Agreement.

"CONTROLLING PERSON" shall have the meaning specified in Section 9.2.

"DEBT INVESTORS" shall have the meaning given in the preamble of this

Agreement.

"DISCOUNT" shall mean the "Initial Discount," as it may be adjusted pursuant to Section 6.14 hereof.

"DRAW DOWN FEE" shall have the meaning specified in Section 10.7.

"DRAW DOWN PRICING PERIOD" shall mean the ten (10) Trading Day period immediately following the Put Date; provided, however, that if a Valuation

Event occurs during any Draw Down Pricing Period, a new Draw Down Pricing

Period shall begin on the Trading Day immediately after the occurrence of such

Valuation Event and end on the tenth (10th) Trading Day thereafter.

"DTC" shall have the meaning specified in Section 2.3.

"DWAC" shall have the meaning specified in Section 2.3.

"EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities.

"ESCROW AGENT" shall mean First Union National Bank, One World Trade Center,

Suite 4711, New York, New York 10048.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"FAST" shall have the meaning specified in Section 2.3.

"FINDER'S AGREEMENT" means the Finder's Agreement of even date herewith between the Company and The May Davis Group, Inc.

"INDEMNIFIED PARTY" shall have the meaning specified in Section 9.3(a).

"INDEMNIFYING PARTY" shall have the meaning specified in Section 9.3(a).

"INDEMNITY NOTICE" shall have the meaning specified in Section 9.3(b).

"INITIAL DISCOUNT" shall mean nine percent (9%).

"INVESTMENT AMOUNT" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by the Investor to purchase Put Shares with respect to any Put Date, as notified by the Company to the Investor in accordance with Section 2.2.

"INVESTOR" shall have the meaning specified in the preamble to this Agreement.

"INVESTOR SHARES" shall mean the Put Shares, the Blackout Shares and the

Additional Shares, if any.

"LEGEND" shall have the meaning specified in Section 8.1.

"MARKET PRICE" shall mean, with respect to any Put Shares, the lowest Bid

Price during the relevant Draw Down Pricing Period (or Post-Closing Valuation

Period, for purposes of calculating Additional Shares only).

"MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations,

properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, or any condition,

circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under either (a) this Agreement or (b) the Registration Rights

Agreement.

"MAXIMUM COMMITMENT AMOUNT" shall mean Ten Million Dollars ($10,000,000),

subject to increase as agreed to in writing by the Company and the Investor.

"MAXIMUM PUT AMOUNT" shall mean, with respect to any single Put, one hundred fifty percent (150%) of the Weighted Average Volume for the forty (40) trading days immediately preceding the applicable Put Date, rounded down to the nearest $50,000 increment.

"MINIMUM ACCEPTABLE PRICE" with respect to any Put Date shall mean 80% of the lowest Bid Price during the fifteen Trading Day period immediately preceding such Put Date.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"NASDAQ" shall mean The Nasdaq Stock Market, Inc.

"NEW BID PRICE" shall have the meaning specified in Section 2.5.

"OLD BID PRICE" shall have the meaning specified in Section 2.5.

"OUTSTANDING" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that

Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

"PERSON" shall mean an individual, a corporation, a partnership, an association,

a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"POST-CLOSING EVALUATION PERIOD" shall mean the twenty (20) Trading Day period immediately following a Closing Date.

"PRINCIPAL MARKET" shall mean the market or exchange which is at a given time the principal United States trading exchange or market for the Common Stock.

"PURCHASE PRICE" with respect to any Put Shares shall mean the product of (a)

the Market Price of such Shares times (b) 91% (being 100% less the Initial

Discount) or, in the event of an adjustment of the Initial Discount pursuant to Section 6.14 hereof, 90.1%.

"PUT" shall mean each occasion that the Company issues a Put Notice to the

Investor requiring the Investor to buy Common Stock subject to the terms and conditions of this Agreement.

"PUT DATE" shall mean the Trading Day during the Commitment Period that a Put

Notice is deemed delivered pursuant to Section 2.2(b).

"PUT NOTICE" shall mean a written notice, substantially in the form of Exhibit

B hereto, to the Investor, as may be applicable, setting forth the Investment

Amount pursuant to the terms of this Agreement.

"PUT SHARES" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

"REGISTRABLE SECURITIES" shall mean the (a) Put Shares, (b) the Blackout

Shares, (c) the Additional Shares, and (d) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization,

merger, consolidation or other reorganization or otherwise. Additionally, in the event that the Maximum Commitment Amount is increased upon the consent of the Investor, any securities issued to the Investor as a result of such increase shall be deemed Registrable Securities. As to any particular

Registrable Securities, once issued such securities shall cease to be

Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been sold of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of

Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company acceptable to the

Investor, such Registrable Securities may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to

Rule 144(k) (or any similar provision then in effect) under the Securities

Act.

"REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement in the form of Exhibit A hereto.

"REGISTRATION STATEMENT" shall mean a registration statement on Form S 1 (or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the

Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the

Investor of the Registrable Securities under the Securities Act.

"REMAINING PUT SHARES" shall have the meaning specified in Section 2.5.

"RULE 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

"SEC" shall mean the Securities and Exchange Commission.

"SECTION 4(2)" shall have the meaning specified in the recitals of this

Agreement.

"SECURITIES ACT" shall have the meaning specified in the recitals of this

Agreement.

"SEC DOCUMENTS" shall mean, as of a particular date, the Company's most recently filed Form 10-K and all documents filed with the SEC subsequent to the date of such Form 10-K.

"SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the Company and the Investor.

"TARGET GROSS SALE PRICE" with respect to any Put Shares shall mean the product of (a) the Purchase Price of such Put Shares times (b) 110%.

"THIRD PARTY CLAIM" shall have the meaning specified in Section 9.3(a).

"THIRD PARTY INVESTOR" shall have the meaning specified in Section 6.15.

"TRADING CUSHION" shall mean a minimum of thirteen (13) Trading Days between

Put Dates, unless a shorter period is agreed to by the Company and the

Investor.

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

"TRANSACTION DOCUMENTS" means this Private Equity Subscription Agreement, the

Registration Rights Agreement, the Finder's Agreement, the Closing

Certificate, and the Transfer Agent Instructions.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the

Company's appointment of any such substitute or replacement transfer agent).

"TRANSFER AGENT INSTRUCTIONS" shall mean the certificate required pursuant to

Section 8.2, substantially in form and substance as Exhibit E.

"UNDERWRITER" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to a

Registration Statement.

"VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

(a) subdivides or combines the Common Stock;

(b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock;

(c) issues any warrants, options or other rights to subscribe for or purchase shares of Common Stock and the price per share for which shares of

Common Stock may at any time thereafter be issuable pursuant to such warrants,

options or other rights shall be less than the most recent Bid Price in effect immediately prior to such issuance, excepting that with respect to options issued in accordance with a Qualified Stock Option Plan and the related Form

S-8 Registration Statement for which the exercise price may be such price as if set forth in such document even if lower than the Bid Price;

(d) issues any securities convertible into or exchangeable for shares of

Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the most recent Bid

Price immediately prior to such issuance;

(e) issue shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the most recent Bid Price immediately prior to such issuance, or without consideration;

(f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

(g) takes any action affecting the Common Stock, other than an action described in any of the foregoing subsections (a) through (f) hereof,

inclusive, which in the opinion of the Investor's Board of Directors,

determined in good faith, would adversely affect the trading prices of the

Common Stock.

"WEIGHTED AVERAGE VOLUME" shall mean the average of the product of (a) the Bid

Price times (b) the number of shares of Common Stock traded on the Principal

Market for the relevant days.

"WARRANTS" shall mean the Warrants for the Company's Common Stock issuable to the May Davis Group pursuant to the Convertible Note.

ARTICLE II PURCHASE AND SALE OF COMMON STOCK

Section 2.1 INVESTMENTS.

(a) PUTS Upon the terms and conditions set forth herein

(including, without limitation, the provisions of Article VII), on any Trading

Day during the Commitment Period the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment

Amount specified in the Put Notice by the Purchase Price applicable to such

Put Date. If the determined number of Put Shares would create a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable shall be the next higher number of shares.

(b) PUT CANCELLATION Any Put Notice delivered pursuant to

Section 2.1(a) shall be deemed null and void, and neither the Company shall be required to sell shares of Common Stock pursuant to such Put Notice nor shall the Investor be required to purchase shares of Common Stock pursuant to such

Put Notice, in the event that (i) the Purchase Price shall be less than the

Minimum Acceptable Price or (ii) the aggregate value of (x) all Outstanding shares of Common Stock held by the Debt Investors, plus (y) shares of Common

Stock which would be Outstanding if effect were given to the conversion rights under the Convertible Notes, exceeds 150% of the Weighted Average Volume for the 40 Trading Days immediately preceding such date.

(c) MAXIMUM AMOUNT OF PUTS In no event shall the aggregate of the Investment Amounts set forth in one or more Put Notices exceed the Maximum

Commitment Amount.

Section 2.2 MECHANICS OF PUTS.

(a) PUT NOTICE At any time during the Commitment Period, the

Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each

Put in the applicable Put Notice shall be $50,000 or an integral multiple thereof, but shall not be more than the Maximum Put Amount.

(b) DATE OF DELIVERY OF PUT NOTICE A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received on or prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at anytime on a day which is not a Trading Day.

Section 2.3 CLOSINGS (a) In the case of a Put, on or prior to each Closing Date (1) the Company shall deliver to the Escrow Agent one or more certificates, at the Investor's option, representing the Put Shares to be purchased by the Investor pursuant to Section 2.1 hereof, registered in the name of the Investor and (2) the Investor shall deliver to the Escrow Agent the relevant Investment Amount by wire transfer of immediately available funds to an account designated by the Escrow Agent on or before the Closing Date In the case of a Closing related to the issuance of any other form of Investor

Shares, upon the delivery by the Investor of all required documentation, the

Company shall deliver one or more certificates representing such shares to,

and registered in the name of, the Investor.

(b) In lieu of delivering physical certificates representing the Common Stock issuable in accordance with subparagraph (a) of this Section 2.3, and provided that the Transfer Agent then is participating in The Depository Trust Company

("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit the Put Shares (or other

Investor Shares, if applicable) by crediting the account of such Investor's prime broker (which shall be specified by the Investor a reasonably sufficient time in advance) with DTC through its Deposit Withdrawal Agent Commission

("DWAC") system, and provide proof satisfactory to the Escrow Agent of such delivery. In addition, on or prior to such Closing Date, each of the

Company and such Investor shall deliver to the Escrow Agent all documents,

instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. In the case of Put Shares, on the Closing

Date and provided all conditions to Closing have been satisfied by the

Company, the Escrow Agent shall wire transfer to the Company or its counsel the Investment Amount, less any applicable fees and expenses (which shall be enumerated).

Section 2.4 TERMINATION OF INVESTMENT OBLIGATION The obligation of the Investor to purchase shares of Common Stock shall terminate permanently

(including with respect to a Closing Date that has been scheduled but has not yet occurred) in the event that (a) there shall occur any stop order or suspension of the effectiveness of any Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period or (b) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, or

6.6 hereof and such failure shall continue for more than thirty (30) days.

Section 2.5 BLACKOUT SHARES In the event that (a) following any

Closing Date, the Company gives a Blackout Notice to the Investor in accordance with the Registration Rights Agreement, and (b) the Bid Price on

the Trading Day immediately preceding such Blackout Period ("Old Bid Price")

is greater than the Bid Price on the first Trading Day following such Blackout

Period that the Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New Bid Price"), then the Company shall issue to the Investor a number of additional shares of Registrable Securities

(the "Blackout Shares") equal to the number derived from the following formula

(provided that such number is a positive number):

where:

"S" equals the number of Investor Shares held by such Investor immediately prior to the commencement of the Blackout Period (the "Remaining Put Shares");

"O" equals the Old Bid Price; and

"N" equals the New Bid Price.

The Blackout Shares shall be issued at a Closing, the Closing date of which,

for purposes of this Section only, shall be no later than ten Business Days following the date of determination of the New Bid Price.

Section 2.6 ADDITIONAL SHARES. In the event that at any time during the Post-Closing Valuation Period the Market Price of the Company's Common

Stock does not equal or exceed the Target Gross Sale Price, then if the

Investor has sold such Put Shares during the Post-Closing Valuation Period,

the Company shall issue to the Investor cash or such number of additional shares of Registrable Securities (the "Additional Shares") equal to the difference between the Target Gross Sale Price and the amount actually realized by the Investor on the sale of such Put Shares.

Section 2.7 LIQUIDATED DAMAGES Each of the Company and the

Investor acknowledges and agrees that the requirements to issue Blackout

Shares under Section 2.5 or Additional Shares under Section 2.6 shall be construed as liquidated damages and not a penalty. Each of the Company and the

Investor further acknowledges that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with a Blackout Period under the Registration

Rights Agreement or a decline in Market Price, as the case may be, and (c)

each of the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1 INTENT The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the

Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 SOPHISTICATED INVESTOR The Investor is a

sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D)

and an accredited investor (as defined in Rule 501(a) of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock.

The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

Section 3.3 AUTHORITY (a) The Investor has the requisite

power and authority to enter into and perform its obligations under this

Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the Registration

Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor or its partners, officers,

directors, managers or members, as the specific case may be, is required; and

(c) this Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4 NOT AN AFFILIATE The Investor is not an officer,

director or "affiliate" (as that term is defined in Rule 405 of the Securities

Act) of the Company.

Section 3.5 ORGANIZATION AND STANDING The Investor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 3.6 ABSENCE OF CONFLICTS The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of the Investor's

Certificate of Formation or Limited Liability Company Operating Agreement

applicable charter documents, any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder,

(c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third party (that has not been obtained in writing) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets,

operations or management may be subject.

Section 3.7 DISCLOSURE; ACCESS TO INFORMATION The Investor has

received all documents, records, books and other information pertaining to the

Investor's investment in the Company that have been requested by the Investor.

The Investor has reviewed copies of the SEC Documents.

Section 3.8 MANNER OF SALE At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting,

television advertisement or any other form of general solicitation or advertising.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

Section 4.1 ORGANIZATION OF THE COMPANY The Company is a

corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own,

lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2 AUTHORITY (a) The Company has the requisite

corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Investor Shares; (b) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) each of the Transaction Documents has been duly executed and delivered by the Company and constitutes valid and binding obligations of the

Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy,

insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3 CAPITALIZATION As of July 11, 2001, the authorized capital stock of the Company consisted of 150,000,000 shares of Common Stock,

of which 29,207,156 shares were issued and outstanding. There are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable. The foregoing is exclusive of such additional shares of Company Common Stock or Warrants as is required to be issued pursuant to this Agreement or other Transaction

Documents.

Section 4.4 COMMON STOCK The Company is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock,

and such Common Stock is currently listed or quoted on the Principal Market.

As of the date of this Agreement, the Principal Market is the OTC Bulletin

Board maintained by the NASD.

Section 4.5 SEC DOCUMENTS The Company has delivered or made

available through Edgar to the Investor true and complete copies of the SEC

Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that,

according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange

Act, as the case may be, and other federal and state laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made,

not misleading. The financial statements of the Company included in the SEC

Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.

Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES The

sale and issuance of the Investor Shares, in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement,

may and shall be properly issued by the Company to the Investor pursuant to the exemptions from registration under Section 4(2) and Regulation D of the

Securities Act and under any applicable exemptions from registration under

"blue sky" laws. When issued as herein provided, the Investor Shares shall be duly and validly issued, fully paid, and non assessable. Neither the sales of the Investor Shares pursuant to, nor the Company's performance of its obligations under, the Transaction Documents shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the

Investor Shares or any of the assets of the Company, or (b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The

Investor Shares shall not subject the Investor to personal liability by reason of the ownership thereof.

Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS

TRANSACTION Neither the Company nor any of its affiliates nor any

Person acting on its or their behalf (a) has conducted or will conduct any general solicitation or general advertising (as those terms are used in Rule

502(c) of Regulation D) with respect to any of the Investor Shares, or (b)

made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common

Stock under the Securities Act.

Section 4.8 CORPORATE DOCUMENTS The Company has furnished or made available to the Investor true, correct and complete copies of the

Company's Articles of Incorporation, as amended and in effect on the date hereof (the "Articles of Incorporation"), and the Company's By Laws, as

amended and in effect on the date hereof (the "By Laws").

Section 4.9 NO CONFLICTS The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Investor Shares do not and will not (a) result in a violation of the

Articles of Incorporation or By Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination,

amendment, acceleration or cancellation of, any material agreement, indenture,

instrument or any "lock up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation,

order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults,

terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution,

delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with,

any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the

Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market; it being understood that the Company's Common Stock is not listed for trading on

NASDAQ); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.10 NO MATERIAL ADVERSE CHANGE Since March 31, 2001, no

event has occurred that would have a Material Adverse Effect on the Company,

except as disclosed in the SEC Documents.

Section 4.11 NO UNDISCLOSED LIABILITIES The Company has no

liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the

Company's businesses since March 31, 2001, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES Since March

31, 2001, no event or circumstance has occurred or exists with respect to the

Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.13 NO INTEGRATED OFFERING Neither the Company, nor any

of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the

Securities Act.

Section 4.14 LITIGATION AND OTHER PROCEEDINGS Except as may be

set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company by any

Person, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse

Effect. Except as set forth in the SEC Documents, no judgment, order, writ,

injunction or decree or award has been issued by or, so far as is known by the

Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. The Company is not in default under any contract or commitment to which it is a party or by which its assets are bound, which default would have a material adverse effect on the business,

assets, financial conditions or results of operations of the Company taken as a whole.

Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION The Company,

any Person authorized to represent the Company, and, to the knowledge of the

Company, any other Person authorized to sell or offer to sell the Investor

Shares in connection with the transactions contemplated by this Agreement,

have not made, at any time, any communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements,

in the light of the circumstances under which they were made, not misleading.

Section 4.16 MATERIAL NON PUBLIC INFORMATION The Company is not

in possession of, nor has the Company or its agents disclosed or will disclose to the Investor, any material non public information that (a) if disclosed,

would reasonably be expected to have a materially adverse effect on the price of the Common Stock or (b) according to applicable law, rule or regulation,

should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.17 LICENSES AND PERMITS The Company has all requisite material licenses, permits and authority (collectively, "Licenses") that are necessary for the conduct of its business, such Licenses are in full force and effect, and no proceeding is pending or, to the Company's knowledge,

threatened to suspend, revoke or limit any License which is material the operations of the Company.

Section 4.18 BUSINESS COMBINATIONS AND DISPOSITIONS All

documents and instruments in connection with any merger, consolidation or similar business combination (a "Business Combination") to which the Company or any of its subsidiaries is or was a party within the past five years, or any disposition by the Company or any of its subsidiaries of any subsidiary or of all or substantially all of the assets of the Company or any subsidiary (a

"Disposition") within the past five years, have been duly executed and delivered by the parties thereto, and if required, filed with the government offices having jurisdiction over such Business Combination or Disposition.

All such Business Combinations have been consummated, and if the Company or any subsidiary of the Company was the acquiring party, the Company or such subsidiary has acquired or succeeded to the full legal right, power and authority to own and operate the assets and Licenses acquired. No default or event giving rise to a default under any agreement or instrument in connection with any such Business Combination or Disposition has occurred which would cause such Business Combination or Disposition to be revoked,

dissolved or otherwise set aside.

Section 4.19 NO INSOLVENCY OR BANKRUPTCY The Company is not (a)

the subject of any voluntary or involuntary petition under any bankruptcy,

insolvency or similar law affecting creditors generally, (b) is not the subject of any liquidation, or (c) has not had a receiver or similar Person appointed for any of its property.

Section 4.1 NO OTHER REGISTRATION RIGHTS The Company has not

entered into any agreement with any Person (other than the Investor for the registration of the Investor Shares or the Debt Investors for the registration of the conversion shares under the Convertible Notes), in respect of the registration of the Company's securities.

ARTICLE V COVENANTS OF THE INVESTOR

Section 5.1 COMPLIANCE WITH LAW The Investor's trading

activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common Stock is listed.

ARTICLE VI COVENANTS OF THE COMPANY

Section 6.1 REGISTRATION RIGHTS The Company shall cause the

Registration Rights Agreement to remain in full force and effect and the

Company shall comply in all respects with the terms thereof.

Section 6.2 RESERVATION OF COMMON STOCK As of July 11, 2001, the

Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, 40,000,000 shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the

Investor Shares. If at any time the Company is obligated to deliver shares of Common Stock to the Investor pursuant to this Agreement and the Company does not have a sufficient number of authorized but unissued and unreserved shares to deliver the requisite number of shares, the Company shall deliver to the Investor such number of shares that the Company has authorized but unissued and unreserved. In either case, the Company shall, at its expense, promptly seek and use its best efforts to obtain shareholder approval as required under the corporate laws of the State of Nevada to increase the number of shares of Common Stock it is authorized to issue, in order to meet all of its obligations to issue Investor Shares under this Agreement, such that the Company shall have reserved for issuance under this Agreement at least 100% of the shares required for issuance under the Maximum Commitment

Amount, based upon the then applicable Market Price as if a Put Date occurred within five days prior to the date of the proxy statement prepared by the

Company in connection with such authorization, less twice the number of Put

Shares that may have been issued under this Agreement. Under no circumstances shall the Company issue a Put Notice requiring the Investor to purchase more shares of Common Stock than the Company has authority to issue based upon the then number of shares of Common Stock outstanding or reserved for issuance. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

Section 6.3 LISTING OR QUOTATION OF COMMON STOCK The Company

shall maintain the listing or quotation, as the case may be, of the Common

Stock on a Principal Market, and will cause the Investor Shares to be listed or quoted, as the case may be, on the Principal Market. The Company shall use its commercially reasonable efforts to continue the listing or quotation, as the case may be, and trading of the Common Stock on the Principal Market

(including, without limitation, maintaining sufficient net tangible assets if so required by the Principal Market) and will comply in all respects with the

Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

Section 6.4 EXCHANGE ACT REGISTRATION The Company shall take all commercially reasonable steps to cause the Common Stock to be registered under

Section 12(g) or 12(b) of the Exchange Act, will use its commercially reasonable efforts to comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

Section 6.5 LEGENDS The certificates evidencing the Investor

Shares shall be free of legends, except as provided for in Article VIII.

Section 6.6 CORPORATE EXISTENCE The Company shall use its best and diligent efforts to preserve and continue the corporate existence of the

Company.

Section 6.7 ADDITIONAL SEC DOCUMENTS The Company shall deliver to the Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC,

unless otherwise available on Edgar.

Section 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION

OF RIGHT TO EXERCISE A PUT (i) The Company shall promptly notify the

Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of

Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement or for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such

Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement,

related prospectus or documents so that, in the case of a Registration

Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post effective amendment to the registration statement would be appropriate; in such event, the Company shall promptly make available to the

Investor any such supplement or amendment to the related prospectus.

(ii) The Company shall not deliver to the Investor any Put Notice during the continuation of any of the events enumerated in subparagraph (i)

above.

Section 6.9 CONSOLIDATION; MERGER The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the

Company to, another entity unless the resulting successor or acquiring entity

(if not the Company) assumes by written instrument the duties and obligations set forth in this Agreement and the Registration Rights Agreement, including without limitation the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement. Upon the consummation of any such merger, consolidation or transfer, the Investor may terminate this Agreement, or indicate that it wishes that the Agreement continue in full force and effect as if the common stock of the successor or acquiring entity were Common Stock. In the event that the Investor desires that the Agreement continue in full force and effect, the successor or acquiring entity will file a Registration Statement for its common stock to provide for the resale of such common stock by the

Investor pursuant to this Agreement.

Section 6.10 ISSUANCE OF THE INVESTOR SHARES The sale of the Put

Shares, or the issuance of the Commitment Fee Shares, the Blackout Shares and

the Additional Shares, if any, shall be made in accordance with the provisions and requirements of Regulation D under the Securities Act and any applicable state law.

Section 6.11 REIMBURSEMENT If (i) the Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Investor is

impleaded in any such action, proceeding or investigation by any person, or

(ii) the Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the

Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will promptly reimburse the

Investor for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Investor that are actually named in such action, proceeding or investigation, and partners, directors, managers, agents, employees and

Controlling Persons (if any), as the case may be, of the Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the

Investor and any such affiliate and any such Person.

Section 6.12 DILUTION The number of shares of Common Stock

issuable as Put Shares may increase substantially in certain circumstances,

including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the

Effective Date and the end of the Commitment Period. The Company's

executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Investor Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

Section 6.13 USE OF PROCEEDS The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees,

finder's fees and escrow fees in connection with the sale of the Common Stock)

for general working capital purposes and to reacquire the shares of any subsidiary of the Company over which the Company has control, as defined in the Securities Act, as of the Subscription Date. Unless specifically consented to in writing, in advance in each instance by the Investor, the

Company shall not, directly or indirectly, use such proceeds for the repayment of any outstanding loan by the Company to any other Person.

Section 6.14 CERTAIN AGREEMENTS (i) The Company covenants

and agrees that it will not, without the prior written consent of the

Investor, enter into any subsequent or further offer or sale of Common Stock or Common Stock Equivalents (collectively, "New Common Stock") with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock on any date which is thirty (30) days prior to or subsequen

t to any Closing Date.

(ii) In the event the Company breaches the provisions of this

Article, the Discount for all future issuances shall be amended to be equal to

110% (i.e., 9.9%) of the Initial Discount set forth herein and the Investor may terminate its obligations under this Agreement.

Section 6.15 RIGHT OF FIRST REFUSAL, SPECIAL DILUTION PROTECTION

(i) The Company covenants and agrees that if during the

period from the date hereof through and including the date which is thirty

(30) days after the Effective Date, the Company offers to enter into any transaction (a "New Transaction") with any Person (a "Third Party Investor")

for the sale of Common Stock, the Company shall notify the Investor in writing of all of the terms of such offer (a "New Transaction Offer"). The

Investor shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth business day after the Investor's receipt of the New Transaction Offer (the

"Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

(ii) If, and only if, the Investor does not exercise the

Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any Third Party Investor on the terms specified in the New Transaction Offer within ninety (90) days of the Right of

First Refusal Expiration Date.

(iii) If the terms of the New Transaction to be consummated

with Third Party Investor differ from the terms specified in the New

Transaction Offer so that the terms are more beneficial in any respect to the

Third Party Investor, the Company shall give the Investor a New Transaction

Offer relating to the terms of the New Transaction, as so changed, and the

Investor's Right of First Refusal and the preceding terms of this Section 6.15 shall apply with respect to such changed terms.

ARTICLE VII CONDITIONS TO DELIVERY OFPUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO

ISSUE AND SELL COMMON STOCK The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

(a) ACCURACY OF THE INVESTOR'S REPRESENTATION AND WARRANTIES

The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect (substituting in the definition of such term "the Investor" for "the Company").

(b) PERFORMANCE BY THE INVESTOR The Investor shall have

performed, satisfied and complied in all respects with all covenants,

agreements and conditions required by this Agreement to be performed,

satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER

A PUT NOTICE AND THE OBLIGATION OF THE INVESTOR TO PURCHASE PUT SHARES

The right of the Company to deliver a Put Notice and the obligation of the

Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each, a "Condition Satisfaction Date"),

of each of the following conditions:

(a) REGISTRATION OF REGISTRABLE SECURITIES WITH THE SEC As set

forth in the Registration Rights Agreement, the Company shall have filed with the SEC, within 45 days of the date of this Agreement, a Registration

Statement with respect to the resale of the Registrable Securities by

Investor, and the Company shall use its best efforts to cause such

Registration Statement to be declared effective by the SEC prior to the first

Put Date. The Investor may assign this Agreement, the Transaction

Documents and the rights contained herein and therein to any subsidiary or affiliate of the Investor until the filing of the Registration Statement.

(b) EFFECTIVE REGISTRATION STATEMENT The Registration Statement

relating to the shares of Common Stock subject to a future Closing (and any prior Registration Statement relating to other Registrable Securities) shall remain effective on each Condition Satisfaction Date and (i) neither the

Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such

Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the

Investor or its counsel has been advised by the SEC that it no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES

The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition

Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been correct ed with no continuing impairment to the Company or the Investor.

(d) PERFORMANCE BY THE COMPANY The Company shall have

performed, satisfied and complied in all material respects with all covenants,

agreements and conditions required by this Agreement and the Registration

Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(e) NO INJUNCTION No statute, rule, regulation, executive

order, decree, ruling or injunction shall have been enacted, entered,

promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(f) ADVERSE CHANGES Since the Subscription Date, no event

that had or is reasonably likely to have a Material Adverse Effect has occurred, unless the effect of such event has been cured by the Company, to the same effect as if such event had not occurred.

(g) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK

The trading of the Common Stock shall not have been suspended by the SEC, the

Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from, or no longer quoted on, the Principal Market.

(h) LEGAL OPINION On each Closing Date, the Company shall have caused to be delivered to the Investor an opinion of the Company's legal counsel, in the form of Exhibit C hereto, addressed to the Investor.

(i) PAYMENT OF FEES All fees related to a Put, the legal

fees of Sidley Austin Brown & Wood <span style='font-size:10.0pt'> LLP , any outstanding liquidated damages or charges (including but not limited to amounts due under Sections 2.8, 8.5 and 10.7) and any other fees which the

Company is obligated to pay to the Investor pursuant to this Agreement in respect of any Closing, shall be due and payable on the relevant Closing Date.

(j) ADEQUACY OF DISCLOSURE The investor shall not, after

consultation with its counsel, have a reasonable basis for concluding that the

Registration Statement or prospectus relating to the sale of the Common Stock contains a material misstatement or omission that the Company, after a request by the Investor, shall have failed to cure.

(k) TEN PERCENT LIMITATION On each Closing Date, the number of

Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable

Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 9.9%

of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(k), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put

Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and Investor Shares, if any, would own more than

9.9% of the Common Stock following such Closing Date.

(l) NO KNOWLEDGE The Company shall have no knowledge of any ev ent reasonably likely to cause any Registration Statement to be suspended or otherwise not in effect.

(m) TRADING CUSHION The Trading Cushion shall have elapsed since the immediately preceding Put Date.

(n) SHAREHOLDER VOTE The issuance of shares of Common Stock

with respect to the applicable Closing shall not violate the shareholder approval requirements, if any, of the Principal Market.

(o) OTHER On each Condition Satisfaction Date, the Investor

shall have received such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the

Company's satisfaction of the conditions set forth in this Section 7.2,

including, without limitation, (i) a certificate in substantially the form and substance of Exhibit D hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate, (ii) as of the Closing

Date, a certificate of the Secretary of the Company, with attached by-laws,

incumbency certificate and a certificate of good standing and charter documents certified by the Secretary of State of the Company's jurisdiction of incorporation, and (iii) as of the Closing Date, certificates evidencing the

Common Stock.

Section 7.3 DUE DILIGENCE REVIEW; NON DISCLOSURE OF NON PUBLIC

INFORMATION

(a) The Company shall make available for inspection and review by the

Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the

Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers,

directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

(b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non public information for review. The Company may, as a condition to disclosing any non public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and the Investor.

(c) Nothing herein shall require the Company to disclose non public information to the Investor or its advisors or representatives, and the

Company represents that it does not disseminate non public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided,

immediately notify the advisors and representatives of the Investor and any

Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non public information (whether or not requested of the

Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a

Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor

(without the written consent of the Investor prior to disclosure of such information) may not obtain non public information in the course of conducting due diligence in accordance with the terms and conditions of this

Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE VIII LEGENDS

Section 8.1 LEGEND Until such time as a Registration Statement has been filed with and declared effective by the SEC, any shares of Common

Stock issued pursuant to this Agreement shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER

THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY

OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH

SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY

SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD,

PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO 5G WIRELESS COMMUNICATIONS,

INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER

THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION

IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY

OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES

ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT; EACH HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO

EACH PERSON TO WHOM THIS SECURITY OR ANY SECURITY ISSUED UPON CONVERSION

HEREOF IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D)

ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION

OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN

EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE

TRANSACTION", AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO

THEM IN REGULATION S UNDER THE SECURITIES ACT."

Section 8.2 REMOVAL OF LEGENDS As soon as practicable after the effectiveness of a Registration Statement with respect to any Investor Shares,

the Company shall issue to the Transfer Agent Instructions in substantially the form of Exhibit E hereto. Such instructions shall be irrevocable by the

Company from and after the date thereof or from and after the issuance thereof except as otherwise expressly provided in the Registration Rights Agreement.

It is the intent and purpose of such instructions, as provided therein, to require the Transfer Agent to issue to the Investor certificates evidencing shares of Common Stock incident to a Closing (free of the Legend, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the

Transfer Agent by or from the Company or its counsel or the Investor; provided that (a) such Registration Statement shall then be effective, and (b) the

Investor confirms in writing to the transfer agent and the Company that the

Investor is transferring the shares to a named transferee and that, in connection with the Investor's sale of such shares to the transferee, the

Investor complied with the prospectus delivery requirement under the

Securities Act) or, at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered).

Section 8.3 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS Other

than as specified in Section 8.1, no other legend has been or shall be placed on the share certificates representing the Common Stock and no instructions or

"stop transfers orders," "stock transfer restrictions" or other restrictions have been or shall be given to the Company's transfer agent with respect thereto, other than as expressly set forth in this Article VIII.

Section 8.4 THE INVESTOR'S COMPLIANCE Nothing in this Article

VIII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

Section 8.5 COVER If the Company fails for any reason to deliver the Investor Shares on the Closing Date and the Investor purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering

Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery the Investor anticipated to make using the Investor Shares (a "Buy-In"), then the Company shall pay to the Investor, in addition to all other amounts contemplated in other provisions of the Transaction Documents, and not in lieu thereof, the Buy-In

Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Investor's total purchase price

(including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment

Amount to the Investor in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases Covering Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock that it sold for net proceeds of $10,000,

the Buy-In Adjustment Amount that the Company will be required to pay to the

Investor will be $1,000.

Section 8.6 DELAY The Company understands that a delay in the issuance of the Investor Shares beyond the Closing Date could result in economic loss to the Investor. On and after the Effective Date as compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Investor Shares in accordance with the following schedule (where "No. of Days Late" is defined as the number of days beyond the Closing Date):

Late Payment For Each

No. of Days Late $10,000 of Common Stock

1 $100

2 $200

3 $300

4 $400

5 $500

6 $600

7 $700

8 $800

9 $900

10 $1,000

Over 10 $1,000 + $200 for each

Business

Day late beyond 10 days

The Company shall pay any payments incurred under this Section 8.5 in immediately available funds upon demand. Nothing herein shall limit the

Investor's right to pursue actual damages for the Company's failure to issue and deliver the Investor Shares to the Investor, except to the extent that such late payments shall constitute payment for and offset any such actual damages alleged by the Investor, and any Buy In Adjustment Amount.

ARTICLE IX NOTICES; INDEMNIFICATION

Section 9.1 NOTICES All notices, demands, requests, consents,

approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received)

or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Investor:

DRH Investment Company, LLC

637 Post Road East

Suite 750

Westport, Connecticut 06880

Telephone No.: 203-899-1321

Telecopier No.: 203-899-1322

If to the Company:

5G Wireless Communications, Inc.

2921 N. Tenaya Way, Suite 208

Las Vegas, NV 89128

Attn: Chief Financial Officer

Telephone No.: 604-273-7270

Telecopier No.: 604-207-0565

with a copy by fax (which shall not constitute notice) to:

Carmine Bua, Esq.

Carmine Bua Law Office

3838 Camino Del Rio

San Diego, California 92108-1789

Telephone No.: 619-280-8000

Telecopier No.: 619-280-8001

Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days'

prior written notice of such changed address or facsimile number to the other party hereto.

Section 9.2 INDEMNIFICATION.

(a) The Company agrees to indemnify and hold harmless the Investor and each Person, if any, who controls the Investor within the meaning of Section

15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) from and against any and all loss, liability, claim,

damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any

Registration Statement (or any amendment or supplement thereto) or this

Agreement, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage

and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9.2(c)

below) any such settlement is effected with the written consent of the

Company; and

(iii) against any and all expense whatsoever, as incurred

(including the fees and disbursements of counsel chosen by the Investor reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii)

above;

provided, however, that this indemnity agreement shall not apply to (x) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the

Company by the Investor expressly for use in any Registration Statement (or any amendment or supplement thereto).

(b) The Investor agrees to indemnify and hold harmless the Company, its directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in any Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in any Registration Statement

(or any amendment or supplement thereto).

Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS (a)

Each Person seeking indemnification under this Section (an "Indemnified

Party") shall give notice as promptly as reasonably practicable to each Person against whom indemnification is being asserted (an "Indemnifying Party") of any action commenced against the Indemnified Party in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying

Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of Investor parties indemnified pursuant to Section 9.2(a) above, counsel to the Indemnified

Parties shall be selected by the Investor, and, in the case of Company parties indemnified pursuant to Section 9.2(b) above, counsel to the Indemnified

Parties shall be selected by the Company. An Indemnifying Party may participate at its own expense in the defense of any such action; provided,

however, that counsel to the Indemnifying Party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified

Party. In no event shall the Indemnifying Parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No

Indemnifying Party shall, without the prior written consent of the Indemnified

Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this

Article IX (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(b) If at any time an Indemnified Party shall have requested an

Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement of the nature contemplated by Section 9.2(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such

Indemnifying Party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such

Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

ARTICLE X MISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION This Agreement shall be governed by and interpreted in accordance with the laws of the State of New

York without regard to the principles of conflicts of law. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United

States Federal and state courts located in New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

Section 10.2 SPECIFIC ENFORCEMENT The Company and the Investor

acknowledge and agree that irreparable damage would occur to the Investor in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 10.3 ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of the

Investor or the Company hereunder may be assigned by either party to any other

Person.

Section 10.4 THIRD PARTY BENEFICIARIES This Agreement is

intended for the benefit of the Company and the Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any affiliate of the Investor which is a transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such Person.

Section 10.5 TERMINATION.<span style='color: red'> This Agreement shall terminate at the termination of the Commitment Period (unless extended by the agreement of the Company and the Investor); provided, however, that the provisions of Article VI, VIII, IX and Sections 10.1, 10.2, 10.4, 10.7, 10.10,

10.11, 10.12 and 10.17 shall survive the termination of this Agreement.

Section 10.6 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER This

Agreement and the instruments referenced herein contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation,

warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 10.7 FEES AND EXPENSES (i) Each of the Company and the

Investor agrees to pay its own expenses in connection with the preparation of this Agreement and any amendments thereof, and performance of its obligations hereunder, except that the Company shall pay Sidley, Austin, Brown & Wood llp fees of $15,000 on the Subscription Date in connection with the issuance of the Convertible Notes, and in connection with the Put transaction, $10,000 at the initial Closing and $3,000 at each subsequent Closing, plus customary disbursements. In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments,

modifications or waivers of this Agreement or the Registration Rights

Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the

Registrable Securities pursuant hereto.

(ii) On each Closing Date, the Escrow Agent shall withhold from the cash amount otherwise due to the Company, and shall pay to May Davis Group, an amount (the "Draw Down Fee") equal to five (5) percent of the Investment

Amount specified in the related Put Notice. The payment of the Draw Down

Fee shall have no effect on the calculation of Put Shares pursuant to Article

II otherwise payable to the Investor.

(iii) On the Subscription Date, the Company shall issue the

Commitment Fee Shares and Warrants, and shall pay any cash fees due and owing,

to the May Davis Group pursuant to the terms of the Convertible Notes and

Finder's Fee Agreement.

Section 10.8 NO BROKERS Each of the Company and the Investor

represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party other than May Davis Group as provided in Section

10.7. The Company on the one hand, and the Investor, on the other hand,

agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 10.9 COUNTERPARTS This Agreement may be executed in

multiple counterparts, each of which shall be deemed to be an original instrument, which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 10.10 SURVIVAL; SEVERABILITY The representations,

warranties, covenants and agreements of the Company set forth in this

Agreement shall survive each Closing hereunder for a period of one (1) year thereafter. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

Section 10.11 FURTHER ASSURANCES Each party shall do and

perform, or cause to be done and performed, all such further acts and things,

and shall execute and deliver all such other agreements, certificates,

instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.12 NO STRICT CONSTRUCTION The language used in this

Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.13 EQUITABLE RELIEF The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case.

Section 10.14 TITLE AND SUBTITLES The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.15 REPORTING ENTITY FOR THE COMMON STOCK The

reporting entity relied upon for the determination of the Bid Price and the trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 10.16 PUBLICITY The Company and the Investor shall

consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item

601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 10.17 JURY TRIAL WAIVER The Company and the Investor

hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Private Equity

Subscription Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

5G WIRELESS COMMUNICATIONS, INC.,a Nevada corporation

By:___________________________________

Name:

Title:

DRH INVESTMENT COMPANY, LLC,a Delaware limited liability company

By:____________________________________

Name:

Title:

Exhibit A

Registration Rights Agreement

Exhibit B

[5G Wireless Communications, Inc. Letterhead]

[Date]

DRH Investment Company, LLC

637 Post Road East

Suite 750

Westport, Connecticut 06880

Re: Put Notice with respect to Common Stock of

5G Wireless Communications, Inc.

Ladies and Gentlemen:

Pursuant to Section 2.2 of the Private Equity Subscription Agreement dated

July __, 2001 (the "Subscription Agreement"), by and between 5G Wireless

Communications, Inc. and DRH Investment Company, LLC, the undersigned hereby gives notice to you that you are hereby required to purchase Common Stock,

$0.001 par value per share, of the Company in an Investment Amount of

$________. The Closing is to take place on _________ __, 200_.

All conditions precedent to the right of the Company to deliver this Put

Notice as specified in Section 7.2 of the Subscription Agreement and the

obligation of the Investor thereunder to pay for the Put Shares have been satisfied as of the date hereof.

Terms capitalized and not otherwise defined herein shall have the meanings attributed them in the Subscription Agreement.

Very truly yours,

5G Wireless Communications, Inc.

By: _______________________________

Name:

Title:

Exhibit C

FORM OF OPINION OF COMPANY COUNSEL

TO BE DELIVERED

PURSUANT TO SECTION 7.2(h)

(i) The Company has been duly incorporated, is validly

existing and is in good standing as a corporation under the laws of the State of Nevada.

(ii) The Company has corporate power and authority to own,

lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the

Transaction Documents.

(iii) The Company is duly qualified as a foreign

corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse

Effect.

(iv) The Transaction Documents have been duly executed and

delivered by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(v) The authorized, issued and outstanding capital stock

of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to the Subscription Agreement); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(vi) The Investor Shares have been duly authorized for

issuance and sale to the Investor pursuant to the Subscription Agreement and,

when issued and delivered by the Company pursuant to the Subscription

Agreement, will be fully paid, validly issued and non-assessable; no holder of the Investor Shares is or will be subject to personal liability by reason of being such a holder; and the Investor Shares conform to the description thereof contain and in the Prospectus. The Company has reserved an adequate number of shares of Common Stock for issuance pursuant to the

Subscription Agreement.

(vii) The issuance of the Investor Shares is not subject to

preemptive or other similar rights of any securityholder of the Company.

(viii) Each of the subsidiaries of the Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own,

lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be in good standing or so to qualify, where applicable, would not result in a Material

Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and

none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(ix) The Transaction Documents have been duly authorized,

executed and delivered by the Company.

(x) The Registration Statement has been declared effective

under the 1933 Act; any required filing of the Prospectus pursuant to Rule

424(b) has been made in the manner and within the time period required by Rule

424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xi) The Registration Statement and the Prospectus,

excluding the documents incorporated by reference therein, and each amendment to the Registration Statement and amendment or supplement to the Prospectus,

as of their respective effective or issue dates (other than the financial statements and related schedules, financial data and statistical information included in or omitted from such financial statements, as to which we need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xii) The documents incorporated by reference in the

Prospectus (other than the financial statements and related schedules,

financial data and statistical information included in or omitted from such financial statements, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the

Commission thereunder.

(xiii) The form of certificates used to evidence the Investor

Shares comply in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the market[s] in which the Common Stock trade and are listed or are quoted.

(xiv) To the best of our knowledge, except as otherwise

disclosed in the Registration Statement and Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the

Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which may reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof, taken as a whole, or the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations thereunder.

(xv) The information in the Prospectus under "Description of

Stock" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(xvi) All descriptions in the Registration Statement and the

Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects.

(xvii) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws. Based solely on inquiries we have made of the Company's Executive Vice President/Chief

Financial Officer, Senior Vice President/General Counsel/Secretary, Vice

President/Treasurer and Vice President/Controller, no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract,

indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the

Registration Statement, except for defaults which would not have a Material

Adverse Effect.

(xviii) The execution, delivery and performance of the Transaction

Documents and the Registration Statement and the consummation of the transactions contemplated therein (including the issuance and sale of the

Investor Shares and the Investor use of the proceeds from the sale of the

Investor Shares as described in the Prospectus under the caption "Use Of

Proceeds") and compliance by the Company with its obligations under the

Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of,

or a default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage,

deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any such subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any such subsidiary, or any applicable law, statute,

rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their respective assets, properties, or operations.

(xix) The Company is not an "investment company" or an entity

"controlled" by an "investment company," as such terms are defined in the 1940

Act.

(xx) No filing with, or authorization, approval, consent,

license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the

1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Transaction Documents or for the offering, issuance or sale of the Investor Shares.

(xxi) Further, although we are not passing upon and do not

assume any responsibility for, the accuracy and completeness of the statements

(except as covered by (v), (xiv) and (xv)) contained in the Registration

Statement, Prospectus, or any amendment or supplement thereto, we advise you,

on the basis of the discussions and inquiries concerning various legal and related subjects and reviews of and reports on certain corporate records,

documents and proceedings and conferences with representatives of the Company at which certain portions of the Registration Statement and the Prospectus were discussed (relying as to materiality to a certain extent upon the opinions and representations of the Company), no facts have come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (other than the financial statements and related schedules,

financial data and statistical information included in or omitted from such financial statements, as to which we need express no opinion), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto

(other than the financial statements and related schedules, financial data and statistical information included in or omitted from such financial statements,

as to which we need express no opinion), at the time the Prospectus was issued, at the time any such amendment or supplement was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit D

CLOSING CERTIFICATE

The undersigned officer of 5G Wireless Communications, Inc., a Nevada corporation (the "Company") does hereby deliver this certificate on behalf of the Company pursuant to Section 7.2(o) of the Private Equity Subscription

Agreement dated July ___, 2001 (the "Agreement") between the Company and DRH

Investment Company LLC (the "Investor"), and hereby certifies that:

(A) the representations and warranties of the Company contained in Article

IV of the Agreement were true and accurate in all material respects on the date of the Agreement and are true and accurate in all material respects as of the date of this Certificate; and

(B) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the

Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the date hereof; and

(C) the Company has filed with the SEC a Registration Statement No.

[ ] with respect to the resale of Registrable Securities by the

Investor which has been declared effective by the SEC on [date]; and (i) the

Company has not received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration

Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist; and

(D) the Company has no knowledge of any event reasonably likely to cause any Registration Statement to be suspended or otherwise ineffective; and

(E) the trading of the Common Stock has not been suspended by the SEC, the

Principal Market or the NASD and the Common Stock has been approved for listing or quotation on and shall not have been deleted from, or no longer quoted on, the Principal Market; and

(F) the Registration Statement does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made,

not misleading; and

(G) for purposes of determining compliance with Section 7.2(k) of this

Agreement, the aggregate number of shares of Common Stock owned by the

Investor as of [Closing Date], after giving effect to the Put, is [number]

shares.; and

(H) the issuance of shares of Common Stock with respect to the Closing on the date hereof shall not violate the shareholder approval requirements of the

Principal Market.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Dated: ________________ 5G Wireless Communications,

Inc.

______________________________

Name:

Title: Exhibit E

[5G Wireless Communications, Inc. Letterhead]

[Date]

[Name of Transfer Agent]

[Address]

Attn: [ ]

Re: 5G Wireless Communications, Inc. Common Stock

Ladies and Gentlemen:

Reference is made to the Private Equity Subscription Agreement dated July __,

2001 (the "Subscription Agreement"), by and between 5G Wireless

Communications, Inc. (the "Company") and DRH Investment Company, LLC (the

"Investor"), and to the Registration Rights Agreement (the "Registration

Rights Agreement") of even date therewith between the Investor and the

Company. Capitalized terms used but not defined herein shall have the meanings given to them in the Subscription Agreement and Registration Rights

Agreement.

The undersigned hereby gives notice to you that the Company has complied with the terms of the Subscription Agreement and Registration Rights Agreement with respect to the registration of the Common Stock owned by the Investor.

Accordingly, pursuant to Section 8.2 of the Subscription Agreement, you are

hereby instructed, as Transfer Agent, to cancel Certificate No.(s) __________

upon delivery to you of same by the Investor and to reissue a certificate to the Investor for the same number of shares, without a restrictive legend.

Very truly yours,

5G Wireless Communications, Inc.

Name:

Title: